                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 to be filed on December 16, 1998 and related Prospectus of Transamerica Finance Corporation for the registration of $4,000,000,000 of Senior and Subordinated Debt Securities and Warrants to Purchase Debt Securities and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the consolidated financial statements and schedule of Transamerica Finance Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

San Francisco, California
December 14, 1998